SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(g))
☐	Definitive Information Statement

GLOBAL BEVERAGES, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of Securities to which Transaction applies: Common Stock

(2)	Aggregate number of securities to which Transaction applies:
(3)	Per unit price or other underlying value of Transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of Transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

INFORMATION STATEMENT
OF
GLOBAL BEVERAGES, INC.

700 Yarraman Road
Wybong
Upper Hunter Valley
New South Wales, Australia 2333

THIS INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS OF
GLOBAL BEVERAGES, INC.

THE COMPANY IS NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO
SEND A PROXY TO THE COMPANY

This Information Statement is being mailed or furnished to you in connection with the authorization of the corporate action described below by the Board of Directors of Global Beverages, Inc. by unanimous written consent dated June 22, 2010, and the subsequent approval of such corporate action by the written consent, dated June 22, 2010, of those stockholders of Global Beverages, Inc. entitled to vote a majority of the aggregate shares of our voting stock outstanding on such date. Stockholders holding in the aggregate 26,235,969 shares of Common Stock, 381,600 shares of our Series A Convertible Preferred Stock and 51,060 shares of our Series B Convertible Preferred Stock, or —% of our voting stock, outstanding on such date, approved the corporate action described below.  Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing you, in the manner required under the Securities Exchange Act of 1934 (the “Exchange Act”), of this corporate action before it takes effect.  References in this information statement to the “Company”, we, us, our or similar references refer to Global Beverages, Inc.  We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy.

This Information Statement is first being mailed or furnished to you on or about June 22, 2010, and the amendments described herein shall not become effective until at least 20 days thereafter.

ACTIONS BY BOARD OF
DIRECTORS
AND
CONSENTING STOCKHOLDERS

Action 1.    An amendment to our Articles of Incorporation (the “Amendment”), a copy of which is attached hereto as APPENDIX A, (i) to increase the number of our authorized shares of the capital stock to 410,000,000; (ii) to designate 400,000,000 shares of the capital stock as Common Stock; and (iii) to designate 10,000,000 shares of the capital stock as Preferred Stock which may be issued in one or more series or classes as designated by the Board of Directors, from time to time, without the approval of the stockholders, was authorized by unanimous written consent of our Board of Directors dated June 22, 2010.  The action taken by the Board of Directors with respect to the Amendment was subsequently adopted by the written consent of stockholders entitled to vote a majority of the shares of our voting stock then outstanding dated June 22, 2010.

The reasons for, and general effect of, the Amendment is described in “Action 1 – Amendment Increasing the Number of Authorized Shares of our Common Stock and Authorization of Preferred Stock,” below.

GENERAL

This Information Statement is first being mailed or furnished to you on or about June 22, 2010, and the Amendment described herein will not become effective until at least 20 calendar days thereafter. We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

VOTE OBTAINED - NEVADA LAW

Nevada Revised Statutes (“NRS”) 78.390 provides that every amendment to our Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment. Under our bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend our Articles of Incorporation. NRS 78.320 provides that, unless otherwise provided in the Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment described herein as early as possible in order to accomplish the purposes as hereafter described, our Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of our voting stock.   NRS 78.320 provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

VOTING SECURITIES AND
PRINCIPAL HOLDERS THEREOF

As of _____, 2010, there were 89,969,180 shares of Common Stock, 381,600 shares of Series A Convertible Preferred Stock and 55,000 shares of Series B Convertible Preferred Stock issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held by such holder.  Each holder of Series A Convertible Preferred Stock is entitled to 10 votes for each share hold by such holder.  Each holder of Series B Convertible Preferred Stock is entitled to 1,000 votes for each share hold by such holder.  The holders of our Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock vote together as a single class.

Stockholders holding in the aggregate ___ voting shares or ____% of the voting stock outstanding on such date, approved the Amendment.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 22, 2010, certain information concerning the beneficial ownership of our Common Stock by:

•	each stockholder known by us to own beneficially five percent or more of our outstanding common stock;

•	each director;

•	each executive officer; and

•	all of our executive officers and directors as a group, and their percentage ownership and voting power.

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)(2)		Percent of Class†

Geoffrey White	8,405,632		9.5

Delta Dawn Pty Ltd., as trustee for the Yarraman Road Trust	7,610,724	(3)	8.6

Gary Blom	6,045,200		6.8

Michael Kingshott	3,534,012	(4)	4.6

Stephen Kulmar	275,800		*

Ian Long	275,000		*

Rod Walker	250,000		*

Tim Yeo	--		*

Lawrence Lichter 16133 Ventura Boulevard Encino, CA USA 91436	90,000		*

Total Held by Directors and Executive Officers as a group (7 persons)	10,470,012		11.8%

† As of June 22, 2010 there were 88,747,213 shares of our common stock issued and outstanding.

As of June 22, 2010, Michael Kingshott beneficially owned 381,600 shares of our Series A Convertible Preferred Stock representing all of our outstanding shares of Series A Convertible Preferred Stock.

The following table sets forth, as of June 22, 2010, certain information concerning the beneficial ownership of our Series B Convertible Preferred Stock by:

•	each stockholder known by us to own beneficially five percent or more of our Series B Convertible Preferred Stock;

•	each director;

•	each executive officer; and

•	all of our executive officers and directors as a group, and their percentage ownership and voting power.

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)(2)	Percent of Class†

Delta Dawn Pty Ltd, as trustee for the Yarraman Road Trust (3)	50,060	91.0

Gary Blom	1,000	1.8

Ian Long	1,000	1.8

Stephen Kulmar	935	1.7

Tim Yeo	500	*

Lawrence Lichter 16133 Ventura Boulevard Encino, CA USA 91436	500	*

Rod Walker	100	*

Total Held by Directors and Executive Officers as a Group (7 persons)	4,035	7.3

† As of June 22, 2010 there were 55,000 shares of our Series B Convertible Preferred stock, par value $0.001 per share, issued and outstanding.

* Less than one percent.

(1)
Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within sixty (60) days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage of ownership is determined by assuming that options, warrants or convertible securities that are held by such person (not those held by any other person) and which are exercisable within sixty (60) days of the date indicated above, have been exercised. To date, we have not granted any options or warrants into our common stock.  Our Series A Convertible Preferred Stock and our Series B Convertible Preferred Stock are not currently convertible in shares of our common stock.

(2)	Unless otherwise noted, The address of the beneficial owner is c/o Yarraman Estate, 700 Yarraman Road, Wybong, Upper Hunter, New South Wales, 2333 Australia.

(3)
Delta Dawn Pty Ltd. is trustee of Yarraman Road Trust, an Australian unit trust created by a declaration of trust contained in a deed poll dated September 26, 2002. Interests in the trust property are evidenced by the issuance of units to the trust beneficiaries, with each unitholder entitled to the benefit of the assets of the Trust in the proportion in which they are registered as holding units from time to time. While the unitholders do not have the ability to direct the disposition and the voting of securities of the Registrant held in the name of Delta Dawn Pty Ltd as trust property, they may be deemed to beneficially own the securities as a result of their rights under the Trust documents. All unitholders have disclaimed any beneficial ownership that may be imposed due to interpretations of unitholders’ ownership of the trust property.

(4)	Includes shares owned by Helen Kingshott and Smith & Williamson Nominees.

NOTICE TO STOCKHOLDERS OF ACTION
APPROVED BY CONSENTING STOCKHOLDERS

The following actions have been approved by the written consent of the stockholders together entitled to vote a majority of the aggregate shares of our voting stock:

ACTION 1

AMENDMENT INCREASING
THE NUMBER OF AUTHORIZED SHARES
OF OUR COMMON STOCK AND
THE AUTHORIZATION OF PREFERRED STOCK

Purpose of the Amendment

Our Board of Directors has determined that it is in our best interest to increase the number of authorized shares of our Common Stock.  We are currently authorized to issue 90,000,000 shares of Common Stock.  However, we have commitments to issue 172,285,585 shares of Common Stock.  This includes 3,816,000 shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock, 55,000,000 shares of Common Stock issued upon conversion of the Series B Convertible Preferred Stock, and 5,117,372 shares of Common Stock to be issued as compensation to directors, officers and certain other persons.  We are also contemplating an equity financing in order to secure additional working capital.  Additional shares of Common Stock would likely be issued in connection with this financing.

The Board of Directors believes that the Amendment will provide us with greater flexibility by increasing our authorized capital to allow us to issue additional shares of Common Stock.  Consequently, the Board of Directors has recommended that we increase the number of authorized shares of capital stock to 410,000,000 shares, of which 400,000,000 shares are Common Stock and 10,000,000 shares are Preferred Stock which may be issued in one or more series or classes as designated by the Board of Directors, from time to time, without the approval of stockholders.

Effect of the Increase

The increase in authorized capital stock will have an immediate dilutive effect on the existing stockholders as we will issue an additional 63,933,372 shares of Common Stock immediately after the filing of the Articles of Amendment.  In addition, the Board of Directors will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by our Articles of Incorporation or applicable law.  To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by its stockholders.  Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

The Board of Directors is not currently aware of any attempt to take us over or acquire is. While it may be deemed to have potential anti-takeover effects, the Amendment is not prompted by any specific effort or takeover threat currently perceived by management.

Vote Required

Pursuant to NRS 78.385 and NRS 78.390, the affirmative vote of the holders of a majority of the our outstanding voting stock is sufficient to amend our Articles of Incorporation to increase the number of authorized shares of our capital stock to 410,000,000 shares, which vote was obtained by majority written consent of the holders of the issued and outstanding voting shares.  As a result, the Amendment was approved and no further votes will be needed.

Effective Date

Under applicable federal securities laws, the Amendment cannot be effective until at least 20 calendar days after this Information Statement is distributed to you.  The Amendment will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place 20 calendar days after this Information Statement is mailed to you.

Dissenters’ Rights of Appraisal

The Nevada Revised Statutes do not provide for appraisal rights in connection with the increase of our authorized shares of capital stock.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We are subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the SEC.  Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

By Order of the Board of Directors

June 22, 2010

APPENDIX A

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.           Name of corporation: Global Beverages, Inc.

2.           The articles have been amended as follows (provide article numbers, if available):

“Section 4.01 - Number and Class: The total number of shares of authorized capital stock that may be issued by the Company is FOUR HUNDRED TEN MILLION (410,000,000), of which FOUR HUNDRED MILLION (400,000,000) shares are Common Stock, par value of $0.001, and TEN MILLION (10,000,000) shares are Preferred Stock, par value of $0.001. Shares of Preferred Stock may be issued, from time to time, in one or more series as may be established from time to time by resolution of the Board of Directors, each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolutions of the Board of Directors prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolutions of the Board of Directors providing for the issuance of such series of Preferred Stock. The Board of Directors is authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.”

3.           The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: majority.*

4.           Effective date of filing (optional): upon filing.

5.           Officer Signature:  /s/ Ian Long
Ian Long, Chief Executive Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.